Exhibit 99.1

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Financial Statements

November 30, 2018

(expressed in thousands of Canadian dollars, unless otherwise indicated)

April 15, 2019

Report of Independent Auditors

To the Board of Directors of
Ratings Acquisition Corp

We have audited the accompanying consolidated financial statements of Ratings Acquisition Corp, which comprise the consolidated balance sheet as of November 30, 2018, the related consolidated statements of operations and comprehensive income (loss), share capital and other shareholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ratings Acquisition Corp as of November 30, 2018, and the results of its consolidated operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

“/s/PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Balance Sheet

(expressed in thousands of Canadian dollars, unless otherwise indicated)

As at November 30, 2018

	Notes	November 30, 2018	November 30, 2017

Assets
Current
Cash		$56,842	$40,100
Accounts receivable, net	3	35,782	32,296
Prepaid expenses		4,521	5,392
Deferred tax assets	7	1,870	455
Income tax receivable		1,662	-
Current portion of assets of discontinued operations	18	35	229
		100,712	78,472

Investments		683	704
Property and equipment, net	4	14,688	8,996
Other assets		217	255
Intangible assets	5	297,862	324,460
Goodwill	5	302,038	298,322
Swap receivable	13	7,082	2,962
Assets of discontinued operations	18	-	51
		$723,282	$714,222

Liabilities
Current
Accounts payable and accrued liabilities		$7,658	12,185
Employee incentive plans	8	26,496	28,064
Current portion deferred revenue		37,607	31,388
Current portion of long-term debt	6	5,234	2,902
Other	9	954	1,584
Current portion of liabilities of discontinued operations	18	87	318
		78,036	76,441

Deferred revenue		22,778	18,363
Long-term debt	6	283,801	277,421
Deferred tax liabilities	7	69,214	84,732
Unrecognized tax benefits	7	4,027	2,672
Asset retirement obligation		313	303
Other	9	3,182	1,471
		461,351	461,403
Commitments (Note 15), Contingencies (Note 17), and Subsequent Events (Note 19)

Mezzanine equity
Class A preferred shares	10	80,820	85,779

Shareholders' Equity
Share capital	10	197,972	197,972
Treasury shares	11	(2,537)	(1,966)
Dividends paid		(2,373)	(1,320)
Contributed surplus		1,122	1,122
Deficit		(17,754)	(31,001)
Accumulated other comprehensive income	14	4,681	2,233
		181,111	167,040

		$723,282	$714,222

Approved on Behalf of the Board

Stephen Joynt, Director

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Statement of Operations and Comprehensive Income (Loss)

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

		Period ended	Period ended
	Notes	November 30, 2018	November 30, 2017

Revenue
Fees		$218,678	$208,499
		218,678	208,499

Expenses
Salaries and benefits		$88,185	$85,124
Employee incentive plans		25,071	26,410
General and administrative		33,808	29,239
Rent and operating		8,620	7,815
Amortization and depreciation	4,5	32,916	32,743
Provision for allowance for doubtful accounts		6	27
		188,606	181,358
Operating income from continuing operations		$30,072	$27,141

Other expenses (income)
Interest		24,073	22,522
Foreign exchange gain (loss)		2,551	(2,845)
Transaction and other		(102)	(33)
Gain on sale of investment		(921)	-
		$25,601	$19,644
Income from continuing operations before income taxes		$4,471	$7,497

Income taxes
Current	7	7,039	7,372
Deferred	7	(17,275)	(5,652)
Net income from continuing operations		14,707	5,777
Net loss from discontinued operations	18	(1,460)	(1,289)
Net income		$13,247	$4,488

Other comprehensive income
Currency translation adjustment		2,448	(4,302)
		$15,695	$186

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Statements of Share Capital and other Shareholders’ Equity

(expressed in thousands of Canadian dollars, unless otherwise indicated)

 For the period ended November 30, 2018

	Share	Treasury	Dividends	Contributed	Retained	Accumulated other	Total shareholders'
	capital	Stock	paid	Surplus	earnings	comprehensive income	equity

Balance, December 1, 2016	$197,972	$-	$(584)	$1,122	$(35,489)	$6,535	$169,556
Treasury shares repurchased		(1,966)		-	-	-	(1,966)
Net income	-	-	-	-	4,488	-	4,488
Dividends paid	-	-	(736)	-	-	-	(736)
Currency translation adjustment	-	-	-	-	-	(4,302)	(4,302)
Balance, November 30, 2017	$197,972	$(1,966)	$(1,320)	$1,122	$(31,001)	$2,233	$167,040

	Share	Treasury	Dividends	Contributed	Retained	Accumulated other	Total shareholders'
	capital	Stock	paid	Surplus	earnings	comprehensive income	equity

Balance, December 1, 2017	$197,972	$(1,966)	$(1,320)	$1,122	$(31,001)	$2,233	$167,040
Treasury shares repurchased	-	(571)	-	-	-	-	(571)
Net income	-	-	-	-	13,247	-	13,247
Dividends paid	-	-	(1,053)	-	-	-	(1,053)
Currency translation adjustment	-	-	-	-	-	2,448	2,448
Balance, November 30, 2018	$197,972	$(2,537)	$(2,373)	$1,122	$(17,754)	$4,681	$181,111

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Statement of Cash Flows

(expressed in thousands of Canadian dollars, unless otherwise indicated)

 For the period ended November 30, 2018

	Notes	Period ended November 30, 2018	Period ended November 30, 2017
Cash Provided By (Used In)

Operating Activities

Net income from continuing operations		$14,707	$5,777

Items Not Affecting Cash:
Amortization and depreciation		32,916	32,743
Amortization of deferred lease inducements		1,063	400
Amortization of deferred financing fees		3,117	3,853
Swap receivable		(4,119)	5,037
Unrealized foreign exchange on balances		7,015	(9,297)
Asset retirement obligation		49	17
Deferred income taxes		(17,275)	(5,652)

Net Changes in Non-Cash Working Capital Related to Operations
Accounts receivable		(3,327)	(2,672)
Income taxes		(1,619)	906
Prepaid expenses		871	(1,004)
Accounts payable and accrued liabilities		(5,836)	(527)
Lease abandonment payable		-	(464)
Employee incentive plans		(529)	9,542
Deferred revenue		9,903	5,267
Net gain on sale of investment		(614)	-
Net cash flows from operating activities for continuing operations		36,322	43,926
Net cash flows from operating activities for discontinued operations	18	(1,406)	(1,303)
Net cash flows from operating activities		34,916	42,623

Investing Activities
Purchase of fixed assets		(7,682)	(3,403)
Purchase of intangible assets		(1,598)	(2,572)
Net proceeds on sale of investment		614	-
Net cash flows from investing activities for continuing operations		(8,666)	(5,975)
Net cash flows from investing activities for discontinued operations	18	30	(25)
Net cash flows from investing activities		(8,636)	(6,000)

Financing Activities
Treasury Shares		(571)	(571)
Redemption of preferred shares		(4,959)	(5,260)
Dividends paid		(1,053)	(736)
Loans paid to third parties		(2,991)	(2,921)
Net cash flows from financing activities for continuing operations		(9,574)	(9,488)
Net cash flows from financing activities		(9,574)	(9,488)

Net change in cash		16,706	27,135
Effects of exchange rates changes on cash		36	(1,275)
Cash, beginning of period		40,100	14,240

Cash, end of period		$56,842	$40,100

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

1	Description of business and organization

a)	Description of business

Ratings Acquisition Corp (Ratings) is a private company incorporated on December 17, 2014 in the Cayman Islands. The subsidiaries consist of DBRS, Inc. (DBRS US), DBRS Limited (DBRS Canada), DBRS Ratings Limited (DBRS UK), DBRS Ratings GmbH (DBRS Germany) and DBRS Ratings Mexico, Institucion Calificadora de Valores, S.A. de C.V. (DBRS Mexico). DBRS Mexico was discontinued subsequent to year-end. References herein to the Company refer to Ratings and its wholly owned subsidiaries.

Each wholly owned subsidiary is a recognized international full-service rating agency that provides timely and comprehensive rating opinions to the world’s markets. Privately owned and independent, the subsidiaries offer in-depth credit ratings on issuers of commercial paper, bonds, long/short-term debt, and preferred shares, as well as asset-backed securities in the corporate, financial institution, public finance, and structured finance industries. The subsidiaries also offer industry analysis, rating reports, and ratings indices for issuers and investors in North America, Europe, Asia, and Latin America.

All references to $ or dollars are to the currency of Canada unless otherwise indicated. All references to US dollars or US$ are to the currency of the United States unless otherwise indicated. All references to British pounds or £ are to the currency of the United Kingdom unless otherwise indicated.

2	Summary of significant accounting policies

Basis of presentation and principles of consolidation

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP).

The consolidated financial statements include the results and balances of the Company and its wholly owned subsidiaries (DBRS Canada, DBRS US, DBRS UK, DBRS Germany and DBRS Mexico, AAA UK Acquisition Co Limited., and AAA UK Holding Co Limited.). Intercompany balances and transactions among consolidated entities have been eliminated on consolidation.

The Company’s reporting currency is the Canadian dollar.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Foreign currency translation

The functional currency of the Ratings Acquisition Corp is the US dollar, as the majority of its cash flows are in US dollars. The functional currency of each of the Company’s subsidiaries is typically the primary currency in which each subsidiary operates, which is primarily the Canadian dollar, US dollar, pound sterling or Mexican peso. Foreign currency balance sheets are translated using the period-end exchange rates, and the consolidated statement of operations and comprehensive income (loss) and consolidated statement of cash flows are translated at the average exchange rates for each period. The translation adjustments resulting from the translation of foreign currency financial statements are recorded in accumulated other comprehensive income (loss) in the consolidated statement of financial position.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include: revenue recognition, valuations used when assessing potential impairment of long-lived assets and goodwill, the estimation of the useful life of property and equipment, the liability for employee incentive plans, deferred tax assets, derivative financial instruments, fair value of assets and liabilities acquired in a business acquisition, and valuation of share-based compensation. Estimates and assumptions used are based on factors such as historical experience, the observance of trends in the industries in which the Company operates and information available from the Company’s customers and outside sources. While management applies its judgment based on assumptions believed to be reasonable under the circumstances and at the time, actual results could vary from these assumptions, and estimates may vary depending on the assumptions used. The Company evaluates and updates its assumptions and estimates based on new events occurring, additional information being obtained or more experience being acquired.

Cash and cash equivalents

Cash includes balances with banks.

Accounts receivable allowance

The Company records an allowance for estimated future credit notes as a reduction of revenue based on management’s best estimate. The estimated amount of uncollectible receivables is recorded as an allowance for bad debts. Credit notes issued for uncollectible amounts are charged against the allowance. The Company evaluates its accounts receivable allowance by reviewing and assessing historical collection and adjustment experience and the current status of customer accounts. The Company also considers the economic environment of the customers, both from an industry and geographic perspective, in evaluating the need for allowances. Based on its analysis, the Company adjusts its allowance as considered appropriate in the circumstances.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Comprehensive income

Comprehensive income represents the change in net assets of a business enterprise during a period due to transactions and other events and circumstances from non-owner sources including foreign currency translation impacts.

Property and equipment - net

Property and equipment are stated cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives. Major improvements are capitalized while expenditures for maintenance and repairs that do not extend the economic useful life of the related assets are expensed when incurred. The amortization rates for property and equipment are as follows:

Computer equipment	3 years
Telephone system	3 years
Office equipment	5 years
Leasehold improvements	shorter or useful life or lease term

Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized.

Goodwill is tested for impairment on an annual basis and more often if an event occurs or circumstances change that indicates impairment might exist. The Company tests its goodwill at the appropriate reporting unit level. The Company’s impairment review for goodwill consists of a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount, and if required, followed by a two-step process of determining the fair value of the reporting unit and comparing it to the carrying value of the net assets allocated to the reporting unit. If the two-step goodwill impairment test is required, first, the fair value of the reporting unit is compared with its carrying amount (including goodwill). If the fair value of the reporting unit is less than its carrying amount, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit’s goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying amount, step two does not need to be performed.

The Company will perform its annual impairment review of indefinite-lived intangible assets as at March 1 of every fiscal year or when a triggering event occurs between annual impairment dates. An impairment analysis was performed as of March 1, 2018 and no impairment or triggering events were noted. As at November 30, 2018 no impairment or triggering events were noted.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Other intangible assets, excluding goodwill

Intangible assets, excluding goodwill, consist of definite-lived and indefinite-lived intangible assets. On recognition of an intangible asset, the Company makes a determination as to whether it is indefinite or definite- lived, taking into consideration the expected use of the asset, expiry of agreements, nature of the asset and whether the asset value decreases over time. The Company’s indefinite-lived intangible assets consist of the DBRS trade name in Canada, the United States and Europe (trademark) and definite-lived intangibles assets consist of customer relationships, technology and computer software obtained for internal use.

Indefinite-lived intangible assets are not amortized, are reported at cost less accumulated impairment losses and are tested for impairment at least annually.

The Company will perform its annual impairment review of indefinite-lived intangible assets as at March 1 of every fiscal year or when a triggering event occurs between annual impairment dates. An impairment analysis was performed as of March 1, 2018 and no impairment or triggering events were noted. As at November 30, 2018 no impairment or triggering events were noted.

Definite-lived intangible assets are stated at cost less accumulated amortization and any recognized impairment. Definite-lived intangible assets are amortized on a straight-line basis over their following useful lives:

Customer relationships	4 - 13 years
Technology	6 years
Computer software obtained for internal use	3 - 5 years

Computer software developed or obtained for internal use

The Company capitalizes costs related to software developed or obtained for internal use. These assets, included in intangibles and goodwill in the balance sheets, relate to the Company’s systems. Such costs generally consist of direct costs of employee compensation, in each case incurred either during the application development stage or in connection with upgrades and enhancements that increase functionality. Such costs are amortized over their estimated useful lives on a straight-line basis. Costs incurred during the preliminary project stage of development as well as maintenance costs are expensed as incurred. Capitalization of costs begin when the preliminary project stage is completed and management authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Impairment of long-lived assets

Long-lived assets, such as property and equipment, investments held at cost and definite-lived intangible assets, are tested for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable (triggering event). If it is determined a triggering event has occurred, an undiscounted cash flow analysis is completed on the affected asset group to determine whether the future expected undiscounted cash flows of an asset group are sufficient to recover the carrying value of the assets. If it is determined that the undiscounted cash flows are insufficient, then the asset group is deemed to be impaired. The fair value of the long-lived assets is estimated primarily using third party appraisals or discounted cash flows, as appropriate. If the fair value of the asset group is less than the carrying amount, an impairment loss is recognized for the difference between the carrying amount and the fair value of the asset group.

Income taxes

The Company uses the asset and liability method whereby income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for accounting purposes as compared to tax purposes. A deferred income tax asset or liability is determined for each temporary difference based on the currently enacted tax rates that are expected to be in effect when the underlying items of income and expense are expected to be realized, except for a portion of earnings related to foreign operations where repatriation is not contemplated in the foreseeable future. Income taxes reported in the consolidated statement of operations and comprehensive income (loss) include the current and deferred portions of the expense. Income taxes applicable to items charged or credited to equity are netted with such items. Changes in deferred income taxes related to a change in tax rates are recognized in the period when the tax rate change is enacted. In addition, the consolidated statement of operations and comprehensive loss contains items that are non-taxable or non-deductible for income tax purposes and, accordingly, may cause the income tax provision to be different from what it would be if based on statutory rates. When considered necessary, the Company records a valuation allowance to reduce deferred tax assets to the balance that is more likely than not to be realized. To determine the valuation allowance, the Company must make estimates and judgments on future taxable income, considering feasible tax planning strategies and taking into account existing facts and circumstances. When the Company determines that the net amount of deferred tax assets could be realized in greater or lesser amounts than recognized, the asset balance and income tax expense reflect the change in the period such determination is made. Due to changes in facts and circumstances and the estimates and judgments that are involved in determining the valuation allowance, future events could result in adjustments to this valuation allowance.

A tax benefit from an uncertain tax position may be recognized in the consolidated financial statements only if it is more likely than not that the position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized on ultimate settlement. Changes in judgment that result in subsequent recognition, de-recognition or a change in measurement of a tax position taken in a prior period (including any related interest and penalties) are recognized as a discrete item in the period in which the change occurs. The Company classifies interest related to unrecognized tax benefits in interest expense in its consolidated statement of operations and comprehensive loss. Penalties, if incurred, would be recognized in in income taxes in the consolidated statement of operations and comprehensive loss. The Company classifies a liability associated

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Income taxes (continued)

with an unrecognized tax benefit as a long-term liability, except for liabilities that are expected to be settled within the next 12 months.

The determination of income tax expense takes into consideration amounts that may be needed to cover exposure for open tax years. The number of tax years that remain open and subject to tax audits varies depending on the tax jurisdiction. A number of years may elapse before an uncertain tax position, for which the Company has unrecognized tax benefits, is audited and resolved. While it is often difficult to predict the final outcome or the timing or resolution of any particular uncertain tax position, the Company believes that its unrecognized tax benefits reflect management’s current estimate of the expected outcomes. Unrecognized tax benefits are adjusted, as well as the related interest and penalties, in light of subsequent changes in facts and circumstances. Settlement of any particular uncertain tax position may require the use of cash. In addition, the resolution of a matter may result in an adjustment to the provision for income taxes, which may impact the effective tax rate in the period of resolution.

Deferred lease inducement and rent expense

The Company records rent expense on a straight-line basis over the life of the lease. In cases where there is a free rent period or future fixed rent escalations the Company will record these items rateably over the term of the lease. Additionally, the receipt of any lease incentives will be recorded as a deferred lease inducement which will be amortized over the lease term as a reduction of rent expense.

Share-based compensation

Ratings maintains several incentive plans under which non-qualified share options, incentive units and restricted stock units (RSUs) may be granted to employees, non-employee directors and management. The Company recognizes shared-based compensation costs for awards granted by the parent to employees of the Company and its subsidiaries. No consideration is provided for the awards and as such is considered a capital contribution. The Company recognizes share-based compensation expense based on the grant date estimated fair value of each award using an estimated expected life, net of estimated forfeitures, over the employee’s requisite service period. For share-based compensation with a service and a performance condition, share-based compensation cost is recognized on a straight-line basis over the vesting periods when it is probable the performance condition will be met.

Pension obligations

The Company operates a defined contribution pension plan. The Company provides no other post-retirement benefits to its employees, including directors. The defined contribution pension plan is privately administrated and the Company pays contributions on a contractual basis. The contributions are recognized as a staff cost as they fall due.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Derivative instruments

The Company recognizes and measures all derivatives as either assets or liabilities at fair value in the consolidated statement of financial position.

The Company has a policy prohibiting speculative trading in derivatives. The Company may enter into derivatives that are not initially designated as hedging instruments for accounting purposes, but which largely offset the economic impact of certain transactions. Gains or losses resulting from changes in the fair value of derivatives are recorded in the consolidated statement of operations and comprehensive loss.

The Company limits its counterparty risk associated with derivative instruments by generally entering into international swaps and derivatives association agreements with its financial institution. The Company continually monitors its positions, and the credit ratings of its counterparties, and adjusts positions if appropriate.

Fair value measurements

•	Fair value hierarchy

Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustment in certain circumstances. These items primarily include: (a) assets acquired and liabilities assumed initially measured at fair value in connection with the application of acquisition accounting; (b) long-lived assets, reporting units with goodwill and intangible assets for which fair value is determined as part of the related impairment tests; and (c) other assets and liabilities included on the balance sheet.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market, or if none exists, the most advantageous market, for the specific asset or liability at the measurement date (the exit price). Valuation techniques used by the Company to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value should be based on assumptions that market participants would use when pricing the asset or liability. The measurement of fair value is based on three levels of inputs, as follows:

•	Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•	Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted market prices for similar assets or liabilities; quoted prices in markets that are not active; or, other inputs that are observable or can be corroborated by observable market date of substantially the full term of the assets or liabilities; and

•	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities that are measured at fair value are categorized in one of the three levels on the basis of the lowest level input that is significant to its valuation.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Fair value measurements (continued)

•	Fair value of financial assets and liabilities

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, investments, certain other assets, accounts payable and accrued liabilities, and long-term debt.

Certain derivatives are valued using various pricing models or discounted cash flow analyses that incorporate observable market parameters, such as interest rate yield curves and currency rates, classified as Level 2 within the valuation hierarchy. Derivative valuations incorporate credit risk adjustments that are necessary to reflect the probability of default by the counterparty or the Company.

The carrying amounts for cash and equivalents, accounts receivable and accounts payable and accrued liabilities approximate fair value based on the short-term nature of these accounts.

The fair value of the investments is not readily determinable as these are investments in private entities classified as Level 3 inputs within the fair value hierarchy.

The fair value of the Company’s long-term debt is measured using quoted offer-side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk. For long-term debt measurements, where the rates are not currently observable in publicly traded debt markets of similar terms to companies with comparable credit, the Company uses market interest rates and adjusts that rate for all necessary risks, including its own credit risk. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long-term debt offered by the Company, and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. Fair values of variable rate term debt are classified as Level 2 inputs within the fair value hierarchy.

Contingencies

The Company evaluates the need for loss accruals under the requirements of Topic 450 of the FASB ASC – Contingencies. Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Contingencies (continued)

disclosed. Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed. Contingencies are disclosed in Note 17.

Employee incentive plans

The Company has a certain cash settled long-term incentive plan for certain eligible employees recorded as a liability in the consolidated statement of financial position. Employee incentive plans are recognized as a compensation cost over the vesting period as defined by the incentive plans. Adjustments are made to the long-term incentive amount based on the fair value calculated at each measurement date, resulting in the measure of compensation recorded as salary and benefits in the consolidated statement of operations and comprehensive income (loss).

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the services have been provided and accepted by the client, fees are determinable and the collection of resulting receivables is considered probable.

Revenue attributed to initial ratings of securities is recognized when the rating is issued. Revenue attributed to new issuer fees are recognized upon execution of the engagement letter. Maintenance/ surveillance revenue attributed to monitoring of issuers or issued securities is recognized over the period in which the monitoring is performed. Revenue from the sale of research products and from credit risk management subscriptions is recognized over the related subscription period.

Pursuant to the guidance in ASC 605-25, “Multiple-Element Arrangements” (“ASC 605-25”), when a sales arrangement contains multiple deliverables, the Company allocates revenue to each deliverable based on its relative selling price which is determined based on its vendor specific objective evidence (“VSOE”) if available, third party evidence (“TPE”) if VSOE of selling price is not available, or estimated selling price (“ESP”) if neither VSOE nor TPE is available.

The Company’s products and services qualify as separate units of accounting under ASC 605-25. The Company evaluates each deliverable in an arrangement to determine whether it represents a separate unit of accounting. A deliverable constitutes a separate unit of accounting when it has stand-alone value to the customers and if the arrangement includes a customer refund or returns right relative to the delivered item, and the delivery and performance of the undelivered item is considered probable and substantially in the Company’s control. In instances where the aforementioned criteria are not met, the deliverable is combined with the undelivered items and revenue recognition is determined as one single unit.

Amounts billed in advance such as for maintenance/ surveillance and subscription services, are reflected on the balance sheet as deferred revenue and classified as current when they are expected to be recognized within one year of the balance sheet date. Fees that are not expected to be recognized within one year are classified as long-term. Volume based fees for ratings for single purpose vehicles that issue Commercial Papers are calculated as a percentage of the outstanding security, and billed quarterly or annually in arrears. Furthermore, for certain annual monitoring services, fees are not invoiced until the end of the annual monitoring period. Revenue is accrued over the monitoring period.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Discontinued operations

Discontinued operations comprise of those activities that were disposed of during the fiscal year or which were classified as held-for-sale at the end of the fiscal year. These operations also represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. Classification as a discontinued operation by the Company occurs at the earlier of disposal or when the operation meets the criteria to be classified as held-for-sale. When an operation is classified as a discontinued operation, the comparative statement of profit or loss and comprehensive income or loss is re-presented as if the operation had been discontinued from the beginning of the prior fiscal period.

Newly released accounting standards not yet adopted

In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standard Updated (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which supersedes the revenue recognition requirements in Accounting Standard Codification 605, Revenue Recognition. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 requires an additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently assessing the impact of this standard on its financial statements.

In August 2014, the FASB issued ASU 2014-15, which provides guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. This standard is effective for all entities for fiscal years and interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company has assessed the standard and determined there is no substantial doubt about the entity’s ability to continue as a going concern.

In November 2015, the FASB issued ASU 2015-17, which simplifies the presentation of deferred income taxes, the amendments in this update require that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. For public business entities, the amendments this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The company assessed the standard and determined it to be applicable and early adopted. The standard has been applied retroactively.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Newly released accounting standards not yet adopted (continued)

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities as an amendment to ASC Subtopic 825-10. The amendments in this update address certain aspects of recognition, measurement, presentation and disclosure of financial instruments. This amendment requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). The guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those annual periods. Early adoption of this amendment is not permitted. The Company is currently assessing the impact of this standard on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to revise lease accounting guidance. The update requires most leases to be recorded on the balance sheet as a lease liability, with a corresponding right-of-use asset, whereas many of these leases currently have an off-balance sheet classification. ASU 2016-02 must be applied on a modified retrospective basis and is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, with early adoption permitted. The Company is currently assessing the impact of this standard on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. ASU 2016-13 becomes effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2019. The Company is currently assessing the impact of this standard on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows. The new guidance is effective for fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company is currently assessing the impact of this standard on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which requires entities to recognize the income tax effects of intercompany sales and transfers of assets, other than inventory, in the period in which the transfer occurs. This is a change from current GAAP, which requires entities to defer the income tax effects of intercompany transfers of assets until the asset has been sold to an outside party or otherwise recognized (i.e. depreciated, amortized, and impaired). The income tax effects of intercompany sales and transfers of inventory will continue to be deferred until the inventory is sold to an outside party. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company is currently assessing the impact of this standard on its financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

2	Summary of significant accounting policies (continued)

Newly released accounting standards not yet adopted (continued)

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, to reduce diversity in practice related to the classification and presentation of changes in restricted cash on the statement of cash flows under Topic 230, Statement of Cash Flows. The revised guidance requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance will be applied on a retrospective basis beginning with the earliest period presented. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2017. The Company is currently assessing the impact of this standard on its financial statements.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The new standard refines and expands hedge accounting for both financial and commodity risks. Its provisions create more transparency around how economic results are presented, both on the face of the financial statements and in the footnotes. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently assessing the impact of this standard on its financial statements.

3	Accounts receivable, net

Accounts receivable as at November 30, 2018 consist of the following balances:

	2018	2017
Trade receivables	$29,057	$32,200
Other receivables	6,725	146
Less: Allowance for doubtful accounts	-	(50)
	$35,782	$32,296

4	Property and equipment, net

Property and equipment, net as at November 30, 2018 consists of the following:

	Cost	Accumulated Depreciation	November 30, 2018 Net Book Value	November 30, 2017 Net Book Value

Computer equipment	$1,732	$1,237	$495	$446
Office equipment	3,409	961	2,448	1,207
Telephone system	1,015	700	315	417
Leasehold improvements	14,107	2,677	11,430	6,926
	$20,263	$5,575	$14,688	$8,996

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

4	Property and equipment, net (continued)

Depreciation expense on property and equipment of $2,147 for the period (2017 - $3,297) was recorded in amortization expense in the consolidated statement of operations and comprehensive income (loss). Amortization is recognized on a straight-line basis over the life of the asset.

5	Intangible assets, net including goodwill

Intangible assets as at November 30, 2018 consist of the following:

	Cost	Accumulated Amortization	November 30, 2018 Net Book Value	November 30, 2017 Net Book Value	Weighted average life
Definite-lived intangible assets:
Customer relationships	$277,764	$95,156	$182,608	$206,982	8.5
Technology	25,343	15,840	9,503	13,623	6
Computer software obtained for internal use	7,809	3,407	4,402	4,173	3 - 5
Indefinite-lived intangible assets:
Trademarks	101,349	-	101,349	99,682
Goodwill	302,038	-	302,038	298,322
	$714,303	$114,403	$599,900	$622,782

Amortization expense on definite-lived intangible assets of $30,769 for the period (2017 - $29,446) was recorded in amortization expense in the consolidated statement of operations and comprehensive income (loss). Amortization is recognized on a straight-line basis over the life of the asset.

The changes in the carrying amount of goodwill in total are summarized as follows:

Balance - November 30, 2017	$298,322
Foreign Exchange	3,716
Balance - November 30, 2018	$302,038

Amortization of the intangible assets are as follows:

Year ending November 30,
2019	$29,785
2020	29,611
2021	26,356
2022	24,736
2023	19,462
Thereafter	65,947
$195,897

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

6	Long-term debt

Long-term debt as at November 30, 2018 consists of the following:

	2018	2017

Secured term loan facility	$287,855	$282,204
Debt issuance costs	1,180	(1,881)
	289,035	280,323
Less: current portion	5,234	2,902
	$283,801	$277,421

On March 4, 2015, DBRS Canada and DBRS US, as co-borrowers entered into a credit agreement with Credit Suisse AG (credit agreement), which provides for a term loan with a principal amount of US$225 million under a secured term loan facility (term loan) and a revolver facility (revolver) of up to US$40 million. The US$225 million term loan has been allocated US$125 million to DBRS Canada and US$100 million to DBRS US, respectively.

The term loan matures on March 4, 2022 where the principal amounts amortize in quarterly instalments, with the balance due at the maturity date. Interest accrues at a rate of LIBOR plus 5.25% per annum on the term loan. Early prepayments can be made on the term loan at no penalty, provided the payments are made after the 12-month anniversary of the closing date of the credit agreement. Interest expense of $20.9 million (2017 - $18.5 million) was recorded related to the term loan for the period.

The revolver matures on March 4, 2020 and accrues interest at a rate of LIBOR plus 4.50% or 5.00% annually, depending on certain leverage ratios. Interest expense of $nil (2017 - $150 thousand) was recorded related to the revolver for period as there was no withdrawal on the revolver.

Also included in the credit agreement is a swing-line facility of US$10 million, which was not utilized at November 30, 2018. The fair value of long-term debt as at November 30, 2018 approximates its book value.

Covenants

The credit agreement contains a number of affirmative and negative covenants that, among other things, limit or restrict the ability to incur additional indebtedness and liens, sell assets, fundamentally change business models, acquire other companies, or make certain investments. The credit agreement requires the maintenance of one financial ratio.

Senior secured first lien net leverage ratio means, as of any date of determination, the ratio, on a pro forma basis, of: (i) consolidated senior secured first lien indebtedness as of such date to; (ii) consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the most recently completed test period.

If the sum of the aggregate principal amount of the revolver outstanding at the end of the period plus the aggregate principal amount of swing-line loans then outstanding exceeds 30.0% of the aggregate principal amount of revolving commitment then the senior secured first lien net leverage ratio is not permitted to exceed 7.25:1 until May 31, 2016 and 7.00:1 thereafter. As at November 30, 2018, the Company was in compliance with all covenants of the credit agreement.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

6	Long-term debt (continued)

Deferred financing costs

In connection with the credit agreement, the Company incurred US$10.6 million of deferred financing costs that was recorded as a direct reduction against the term loan and is being amortized over the term of the loan into interest expense using the interest rate method. The amortization of deferred financing costs included in interest expense was $3.0 million for the period ending November 30, 2018 (2017 - $3.8 million).

Maturities

The aggregate maturities of long-term debt as at November 30, 2018 are as follows:

2019	$5,234
2020	5,981
2021	5,981
2022	270,659
287,855
Deferred financing fees	1,180
$289,035

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

7	Income taxes

The tax-effected temporary differences, which gave rise to deferred tax assets and liabilities as at November 30, 2018, consisted of the following:

Deferred tax assets	2018	2017
Temporary differences related to:
Deferred lease inducement and deferred revenue	$367	$253
Accelerated capital allowances	118	100
Other	214	102
Tax depreciation in excess of accounting depreciation on property and equipment	-	153
Net operating loss carry forwards	2,129	3,132
Finance costs	872	767
Net capital losses	-	120
Deferred lease inducement and deferred revenue	4,133	5,078
AMT Credit Carryforwards	333	219
	$8,166	$9,924

Deferred tax liabilities
Temporary differences related to:
Tax depreciation in excess of accounting depreciation on property and equipment	$1,947	$458
Intangible assets	72,773	91,447
Unrealized gain on swap	339	339
Tax reserve	-	1,385
Unrealized loss	439	562
Other	12	10
	$75,510	$94,201

Net Deferred Tax Liability	$67,344	$84,277

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

7	Income taxes (continued)

Income tax expense for the period comprises the following:

	2018	2017
Current tax provision	$	$
DBRS Canada	6,571	7,046
DBRS US	468	326
	$7,039	$7,372

Deferred tax provision	$	$
DBRS Canada	(5,216)	(5,243)
DBRS US	(9,998)	(212)
DBRS UK	(1,232)	(164)
AAA UK Acquisition Co. Limited	(342)	(33)
DBRS Germany	(487)	-
	$(17,275)	$(5,652)

DBRS UK had trade loss carry-forwards of £4,135 as at November 30, 2018 (2017 - £8,133). The valuation allowance of loss carry forwards was released in 2018 as Management believes it is more likely than not that the Company will realize the benefit of the net capital loss carry forwards. These losses are not subject to expiry.

As at November 30, 2018, the Company had $4,027 (2017 - $2,672) of uncertain tax positions (UTPs). The Company classifies interest related to UTPs in interest expense in its consolidated statement of operations and comprehensive loss. Penalties, if incurred, would be recognized in other non-operating expenses. During the period November 30, 2018, the amount of net interest accrued for UTPs was $279 (2017 - $92). As at November 30, 2018, the amount of accrued interest recorded in the Company’s consolidated statement of financial position related to UTPs was $637 (2017 - $358). DBRS US reclassified its deferred tax liability related to the disgorgement settlement to an UTP as no net operating losses are available to offset this liability.

A reconciliation of the beginning and ending amount of UTPs is as follows:

	2018	2017
	$	$
Balance - Beginning of period	2,672	2,780
Additions for the tax position	954	-
Interest accrued	279	92
Foreign exchange	122	(200)
Balance - End of period	$4,027	$2,672

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

7	Income taxes (continued)

The Company’s subsidiaries are subject to Canadian income tax, US federal and state income tax as well as income tax in the United Kingdom. Tax filings in Canada and the US since 2011 remain open to examination. Tax filings in the UK since 2012 remain open to examination.

It is also possible that new issues might be raised by tax authorities which might necessitate increases to the balance of UTPs. As the Company is unable to predict the timing or conclusion of these audits, the Company is unable to estimate the amount of changes to the balance of UTPs at this time. However, the Company believes it has adequately provided for its financial exposure for all open tax years by tax jurisdiction.

A reconciliation of the statutory tax rate to the Company’s effective tax rate on income before provision for income taxes is as follows:

	For the period from	For the period from
	December 1, 2017 to	December 1, 2016 to
	November 30, 2018	November 30, 2017
Statutory Rate	19.00%	19.33%

Difference between local and foreign tax rates	(26.91%)	6.22%
Non deductible expenses	(12.78%)	3.73%
Valuation allowance on loss carry forwards	15.54%	0.00%
Change in tax rate	(173.14%)	8.68%
Income not taxable	(2.12%)	0.00%
Current tax true up	1.38%	(1.20%)
Deferred tax true up	0.00%	(4.85%)
Non taxable portion of gains and losses	1.29%	(1.78%)
Unrecorded temporary differences	(47.98%)	(9.77%)
Other	(3.22%)	2.58%
	(228.94%)	22.94%

8	Employee incentive plan

	2018	2017
Bonus payable (short term incentive plan)	$26,496	$27,340
Long term incentive plan	-	724
	$26,496	$28,064

Effective December 1, 2013, the predecessor Company, DBRS Holdings Limited, established a cash settled long-term incentive plan (the 2014 LTIP) for eligible employees of DBRS Canada, DBRS US and DBRS UK, subsidiaries of the Company. The 2014 LTIP awards were granted in early 2014 and vest evenly over a three-year term. $nil were accrued as of November 30, 2018 (2017 - $724). The Company records a liability as the awards vest, no further awards will be granted under the 2014 LTIP.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

9	Other liabilities

Other liabilities consists of the following balances:

	2018	2017
Current:
Deferred lease inducement	954	1,584
	$954	$1,584

Long Term:
Deferred lease inducement	3,182	1,471
	$3,182	$1,471

10	Capital stock and mezzanine equity

Authorized

Unlimited common shares

Unlimited Class A preferred shares

Issued

	2018		2017
	Shares	Amount ($)	Shares	Amount ($)

Balance - Beginning of period	24,950,210	197,972	24,950,210	197,972
Shares issued	-	-	-	-
Balance - End of period	24,950,210	$197,972	24,950,210	$197,972

Holders of common shares are entitled to one vote per share, and to receive dividends and, on liquidation or dissolution, are entitled to receive all assets available for distribution to shareholders. The holders have no pre-emptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common shares are subordinate to the Class A preferred shares below with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company.

Class A preferred shares

	2018		2017
	Shares	Amount ($)	Shares	Amount ($)

Balance - Beginning of period	85,778,888	85,779	91,038,876	91,039
Shares redeemed	(4,959,370)	(4,959)	(5,259,988)	(5,260)
Balance - End of period	80,819,518	$80,820	85,778,888	$85,779

In connection with the transactions, 100,000,000 Class A cumulative compounding perpetual voting preferred shares were issued at a total purchase price of $100 million or $1.00 per share (the Purchase Price). No issuance costs were incurred.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

10	Capital stock and mezzanine equity (continued)

The Class A preferred shares will accrue an annual dividend of 6.0% until March 4, 2022, at which point the dividend will increase by 100 basis points to a maximum of 8.0% as at March 4, 2024. The dividend is only payable upon approval by the Board, or when a liquidity event occurs. The annual dividend will accrue on a daily basis on the sum of the value of the shares plus all accrued dividends, whether or not there are funds legally available for the payment of dividends. All accrued dividends accumulate and compound on a quarterly basis.

All outstanding Class A preferred shares are mandatorily redeemable in the event of liquidity or the option of the Company in whole or in part subject to certain restrictions. Liquidity events are events that result in significant changes to the ownership of the Company. The Company has an agreement to redeem an agreed amount of Class A preferred shares based on a pre-set schedule, assuming the Company meets certain criteria at each repayment date. The agreement continues indefinitely, and is subject to certain restrictions, including ensuring the redemption does not cause a violation of any debt covenants. Assuming the Company in compliance with all covenants, the Company would be required to pay approximately 6% of the face value of the preferred shares per year.

Holders of the Class A preferred shares have voting rights equal to 10.1% of the issued voting share capital of the Company. Except as otherwise provided holders of the preferred shares and common shares vote together as a single class.

The Class A preferred shares are presented outside of permanent equity and are measured at their redemption amount. The liquidation value is $100 million.

11	Treasury shares

Treasury shares of 32,125 shares were repurchased at a premium in 2018 (2017: 803,303) and of those, nil were reissued for a net cash outlay of $571.

12	Share-based compensation

Ratings Acquisition Corp. 2015 Stock Option and Restricted Stock Unit Plan

On March 4, 2015, and restated as at March 31, 2015, the Board of Directors approved the Ratings Acquisition Corp. 2015 Stock Option and Restricted Stock Unit Plan (2015 plan) granted to certain employees and directors of the Company.

As part of the 2015 plan, there were 728,276 options authorized and granted as of November 30, 2018, whereas each option can be exercised, once vested, for one common share. The exercise price is equal to the fair value of a common share on the grant date and the term of the options shall commence on the grant date and expire on the tenth anniversary thereof, unless the options shall have been earlier terminated in accordance with the terms of the 2015 plan.

Options granted include a service component as well as a performance component. The service component vests in five equal instalments annually on each of the first five anniversaries of the grant date. The performance component vests pursuant to the achievement of certain performance conditions and is expensed based on a graded vesting schedule if performance conditions are met. The performance condition would mean any event such as a change of control or an

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

12	Share-based compensation (continued)

Initial Public Offering. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

During the operating year, 60,000 additional options were granted and 37,360 options were forfeited. 3,307 options were exercised during the period. As at November 30, 2018 there were 728,276 options outstanding.

The following table summarizes the options outstanding under the 2015 plan:

	Number of Options	Weighted Average Exercise Price ($)
Outstanding - Beginning of period	708,943	8.07
Granted	60,000	17.14
Exercised	(3,307)	7.93
Forfeited	(37,360)	8.12
Balance - End of period	728,276	8.82

The following table summarizes the RSUs outstanding under the 2015 plan:

	Number of Options	Weighted Average Exercise Price
Balance - Beginning of period	310,238	9.67
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance - End of period	310,238	9.67

Ratings Acquisition Corp. 2015 Incentive Share Plan

On March 4, 2015, and restated as at March 31, 2015, the Board of Directors approved the 2015 Incentive Share Plan (2015 Incentive Plan) granted to certain employees of the Company.

As part of the 2015 Incentive Plan, there were 1,887,981 Class A incentive shares authorized to be granted.

The Class A incentive shares granted include a service component as well as a performance component. The service component vests in five equal instalments annually on each of the first five anniversaries of the grant date. The performance component vests pursuant to the achievement of certain performance conditions and is expensed based on a graded vesting schedule if performance conditions are met. The performance condition would mean any event such as a change of control or an Initial Public Offering. Both conditions must be met to allow the awards to exercise. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

12	Share-based compensation (continued)

Ratings Acquisition Corp. 2015 Incentive Share Plan (continued)

The Company granted an additional 45,000 Class A incentive shares during the period. During the period zero shares were forfeited and none have vested or settled. At November 30, 2018 1,887,981 Class A incentive shares were outstanding.

The Company recorded stock-based compensation expense of $31,665 for the period of December 1, 2017 to November 30, 2018 ($nil for the period of December 1, 2016 to November 30, 2017) for employees that left the company. The compensation cost will only be recorded if a liquidity event is deemed probable.

13	Financial instruments

Cross currency interest rate swap

The Company entered into a cross currency interest rate swap with Credit Suisse International to manage its exposure related to changes in interest rates on $198 million of variable rate debt instruments most particularly the US$225 million variable rate LIBOR debt entered into to finance the Transaction (note 6). The cross-currency interest rate swap had a notional amount totaling US$158 million and matures on February 2020. The fair value of the interest rate swap as at November 30, 2018 is an asset of $7,082 (2017 - $2,962) and is recorded in other assets in the consolidated statement of financial position. The fair value of the interest rate agreement was calculated using a net present value of future discounted cash flows using the following significant inputs: the term of the swap, the notional amount of the swap, discount rates interpolated based on relevant swap curves, the rate on the fixed leg of the swap and a Level 2 input.

By effectively converting the interest rates from variable to fixed, the Company has eliminated the volatility.

Credit risk

The Company is exposed to credit risk resulting from the possibility counterparties may default on their financial obligations. Financial instruments that potentially subject the Company to credit risk principally consist of cash, restricted cash, accounts receivable and derivative instruments. The Company manages its credit risk exposure on cash by allocating its cash equivalents among various high-grade term deposits and money market mutual funds. Credit risk on accounts receivable is managed through credit management procedures in place to ensure clients are creditworthy and to mitigate the risk to any one party and to the aggregate balance. Management does not estimate the Company has any significant credit risk with respect to any single client. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering into transactions with high quality counterparties. The derivative instruments entered by the Company do not contain credit risk related contingent features.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

14	Comprehensive income

Comprehensive income includes all changes in equity during the period, except those resulting from transactions with shareholders. Comprehensive income is comprised of net income and other comprehensive income. Accumulated other comprehensive income reported on the consolidated statement of financial position consists of foreign currency translation adjustments.

15	Commitments

The minimum lease payments under operating leases are as follows:

Year ending November 30,
2019	$5,230
2020	6,436
2021	6,261
2022	5,309
2023	5,627
Thereafter	32,890
$61,753

The Company, in support of the lease commitments, has issued letter of credit in the amount of $500,000 USD, with expiry dates ending January 31, 2034, as security deposits on leased office spaces.

16	Supplemental cash flow information

	2018	2017
Income taxes paid - DBRS Canada	$9,645	$5,173
Income taxes paid - DBRS US	1,110	410
Interest on debt - DBRS Canada	11,489	10,250
Interest on debt - DBRS US	9,494	10,038
	$31,738	$25,871

17	Contingencies

DBRS Group is not involved in any legal proceedings which are expected to have a material effect on its business, financial position, results of operations or liquidity, nor is DBRS Group aware of any proceedings that are pending or threatened which may have a material effect on the business, financial position, and results of operations or liquidity.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

18	Discontinued operations

During fiscal 2018, the Company made the decision to discontinue operations for the entity DBRS Ratings Mexico, Institucion Calificadora de Valores, S.A. de C.V. by disposing the entity through a dissolution. The decision was made after determining that it would take a significant amount of time and investment in order to build a solid book of business given that the Company was only able to obtain, and rate local ratings and the fees associated with local ratings are significantly lower than global ratings which represents DBRS’ core operations.

Major classes of line items constituting net loss from discontinued operations:

	Period ended	Period ended
	November 30, 2018	November 30, 2017
Revenue
Fees	$68	$88
Expenses
Salaries and benefits	$899	$564
Employee incentive plans	(26)	154
General and administrative	421	462
Rent and operating	61	59
Amortization and depreciation	20	20
Foreign exchange loss (gain)	58	(9)
Transaction and other	95	127
	$1,528	$1,377
Loss from discontinued operations before income taxes	$(1,460)	$(1,289)
Income tax expense	-	-
Net loss from discontinued operations before income taxes	$(1,460)	$(1,289)

The following provides additional information with respect to amounts included in the November 30, 2018 and November 30, 2017 balance sheets as assets and liabilities of discontinued operations:

Carrying amounts of major classes of assets included as part of discontinued operations

	As at November 30, 2018	As at November 30, 2017
Accounts receivable, net	$32	$172
Prepaid expenses	3	57
Current portion of assets of discontinued operations	35	229
Property and equipment, net	-	29
Intangible assets	-	22
Total assets of discontinued operations	$35	280

Carrying amounts of major classes of liabilities included as part of discontinued operations
Accounts payable and accrued liabilities	$87	97
Employee incentive plans	-	173
Current portion deferred revenue	-	48
Current portion of liabilities of discontinued operations	87	318
Total liabilities of discontinued operations	$87	318

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

18	Discontinued operations (continued)

The cash flows from discontinued operations for periods ended November 30, 2018 and November 30, 2017 are as follows:

	Period ended	Period ended
	November 30,	November 30,
	2018	2017
Cash Provided By (Used In)
Operating Activities
Net loss for discontinued operations	$(1,460)	$(1,289)
Items Not Affecting Cash:
Amortization and depreciation	20	20
Unrealized foreign exchange on balances	67	(49)
Net Changes in Non-Cash Working Capital Related to Discontinued Operations
Accounts receivable	180	(48)
Prepaid expenses and other	52	(24)
Accounts payable and accrued liabilities	(50)	39
Employee incentive plans	(168)	-
Deferred revenue	(47)	48
Net cash flows from operating activities for discontinued operations	(1,406)	(1,303)
Investing Activities
Purchase of fixed assets	13	(25)
Purchase of intangible assets	17	-
Net cash flows from investing activities for discontinued operations	30	(25)
Financing Activities
Loans paid to related parties	-	-
Net cash flows from financing activities for discontinued operations	-	-
Net change in cash for discontinued operations	$(1,376)	$(1,328)

19	Subsequent events

We have considered all subsequent events through April 12, 2019 the date the financial statements were available for issuance.

20	Changes to prior year comparatives

Prior year comparatives have been restated to conform to the current year presentation. The only change is the separate presentation of discontinued operations and restatement of treasury shares. The following financial statement lines were impacted:

Balance Sheet

•	Accounts receivable, net
•	Prepaid expenses
•	Property and equipment, net
•	Current portion of deferred revenue
•	Deferred revenue

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30, 2018

20	Changes to prior year comparatives (continued)

Statement of Operations and Comprehensive Income (Loss)

•	Fees
•	Salaries and benefits
•	General and administrative
•	Rent and operating
•	Amortization and depreciation
•	Foreign exchange (gain) loss
•	Transaction and other

Statement of Cash Flows

•	Operating Activities
o	Net income from continuing operations
o	Items not affecting cash:
▪	Amortization and depreciation
▪	Unrealized foreign exchange on balances
o	Net changes in working capital related to cash:
▪	Accounts receivable
▪	Prepaid expenses
▪	Accounts payable and accrued liabilities
▪	Deferred revenue
o	Net cash flows from operating activities for continuing operations
o	Net cash flows from operating activities for discontinued operations
•	Investing activities
o	Purchase of fixed assets
o	Net cash flows from investing activities for continuing operations
o	Net cash flows from investing activities for discontinued operations
•	Financing activities
o	Loans (paid) received from related parties
o	Net cash flows from financing activities for continuing operations

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Financial Statements

November 30, 2017

(expressed in thousands of Canadian dollars, unless otherwise indicated)

April 13, 2018

Report of Independent Auditors

To the Board of Directors of
Ratings Acquisition Corp

We have audited the accompanying consolidated financial statements of Ratings Acquisition Corp which comprise the consolidated balance sheet as of November 30, 2017, the related consolidated statements of operations and comprehensive income (loss), share capital and other shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ratings Acquisition Corp as of November 30, 2017, and the results of its consolidated operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

“/s/PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

Report of Independent Auditors

To the Board of Directors

We have audited the accompanying consolidated financial statements of Ratings Acquisition Corp and its subsidiaries which comprise the consolidated balance sheet as of November 30, 2016, the related consolidated statements of operations and comprehensive loss, share capital and other shareholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated balance sheet of Ratings Acquisition Corp as of November 30, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

“/s/PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants
August 17, 2017

Toronto, Canada

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Balance Sheet

(expressed in thousands of Canadian dollars, unless otherwise indicated)

As at November 30,2017

		November 30, 2017	November 30, 2016
	Notes
Assets
Current
Cash and cash equivalents		$40,100	$14,240
Accounts receivable, net	3	32,468	29,767
Prepaid expenses and other		5,449	4,442
Deferred tax assets	7	455	2,207
		78,472	50,656

Investments		704	677
Property and equipment, net	4	9,025	7,717
Other assets		255	275
Intangible assets	5	324,482	356,405
Goodwill	5	298,322	303,399
Swap receivable	13	2,962	8,000
		$714,222	$727,129

Liabilities
Current
Accounts payable and accrued liabilities		$12,282	$10,859
Employee incentive plans	8	28,237	18,883
Income taxes payable		-	1,064
Current portion deferred revenue		31,436	29,126
Current portion of long-term debt	6	2,902	3,022
Other	9	1,584	1,125
		76,441	64,079
Deferred revenue		18,363	16,080
Long-term debt	6	277,421	287,885
Deferred tax liabilities	7	84,732	93,430
Unrecognized tax benefits	7	2,672	2,780
Asset retirement obligation		303	275
Other	9	1,471	2,005
		461,403	466,534
Commitments (Note 15), Contingencies (Note 17) and Subsequent Event (Note 18)

Mezzanine equity
Class A preferred shares	10	85,779	91,039

Share capital and other shareholders' equity
Share capital	10	197,972	197,972
Treasury shares	11	(571)	-
Dividends paid		(1,320)	(584)
Contributed surplus		(276)	1,122
Deficit		(31,001)	(35,489)
Accumulated other comprehensive income	14	2,236	6,535
		167,040	169,556
		$714,222	$727,129

Approved on Behalf of the Board

Director

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Statement of Operations and Comprehensive Income (Loss)

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30,2017

		Period ended	Period ended
	Notes	November 30, 2017	November 30, 2016

Revenue
Fees		$208,587	$168,547
		208,587	168,547

Expenses
Salaries and benefits		$85,688	$82,674
Employee incentive plans		26,564	21,159
General and administrative		29,701	35,436
Rent and operating		7,874	7,471
Amortization and depreciation	4,5	32,763	31,970
Provision for (recovery of) doubtful accounts		27	(61)
		182,617	178,649
Operating income (loss)		$25,970	$(10,102)

Other expenses
Interest		22,522	23,898
Foreign exchange (gain) loss		(2,854)	3,896
Transaction and other		94	(781)
		19,762	27,013
Income (loss) before income taxes		$6,208	$(37,115)

Income taxes
Current	7	7,372	3,341
Deferred	7	(5,652)	(14,512)
Net income (loss)		$4,488	$(25,944)

Other comprehensive income (loss)
Currency translation adjustment		(4,299)	1,557
		$189	$(24,387)

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Consolidated Statements of Share Capital and other Shareholders’ Equity

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30,2017

						Accumulated
						other	Total
	Share	Treasury	Dividends	Contributed	Retained	comprehensive	shareholder's
	capital	stock	paid	surplus	earnings	income	equity
Balance, December 1, 2015	$206,335	$-	$-	$1,122	$(9,545)	$4,978	$202,890
Share issuance	34,251	-	-	-	-	-	34,251
Return of capital	(42,614)	-	-	-	-	-	(42,614)
Net loss	-	-	-	-	(25,944)	-	(25,944)
Dividends paid	-	-	(584)	-	-	-	(584)
Currency translation adjustment	-	-	-	-	-	1,557	1,557
Balance, November 30, 2016	$197,972	$-	$(584)	$1,122	$(35,489)	$6,535	$169,556

						Accumulated
						other	Total
	Share	Treasury	Dividends	Contributed	Retained	comprehensive	shareholder's
	capital	stock	paid	surplus	earnings	income	equity

Balance, December 1, 2016	$197,972	$-	$(584)	$1,122	$(35,489)	$6,535	$169,556
Treasury shares repurchased		(571)		(1,398)			(1,969)
Net income	-	-	-	-	4,488	-	4,488
Dividends paid	-	-	(736)	-	-	-	(736)
Currency translation adjustment	-	-	-	-	-	(4,299)	(4,299)
Balance, November 30, 2017	$197,972	$(571)	$(1,320)	$(276)	$(31,001)	$2,236	$167,040

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquition Corp

(operating as DBRS Group)

Consolidated Statement of Cash Flows

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended November 30,2017

	Period ended	Period ended
	November 30, 2017	November 30, 2016
Cash Provided By (Used In)

Operating Activities

Net Income (Loss) for the Period	$4,488	(25,945)

Items Not Affecting Cash:
Amortization and depreciation	32,763	31,970
Amortization of deferred lease inducements	400	(101)
Swap receivable	5,037	(390)
Unrealized foreign exchange on balances	(9,346)	716
Deferred income taxes	(5,652)	(14,512)
Asset retirement obligation	17	296
Goodwill adjustment	-	(1,360)
Discount on loans paid to third parties	3,853	3,971
Net Changes in Non-Cash Working Capital Related to Operations
Accounts receivable	(2,720)	(727)
Income taxes	906	8,127
Prepaid expenses and other	(1,028)	(1,027)
Accounts payable and accrued liabilities	(488)	(1,509)
Lease abandonment payable	(464)	(1,182)
Employee incentive plans	9,542	(4,864)
Deferred revenue	5,315	3,082
Net cash flows from operating activities	42,623	(3,455)

Investing Activities
Purchase of fixed assets	(3,428)	(9,031)
Purchase of intangible assets	(2,572)	-
Net cash flows from investing activities	(6,000)	(9,031)

Financing Activities
Proceeds from issuance of share capital	-	34,251
Interest payable on related party loans	-	(3)
Return of capital	-	(42,614)
Treasury shares	(571)	-
Redemption of preferred shares	(5,260)	(8,961)
Dividends paid	(736)	(584)
Loans paid to third parties	(2,921)	(2,971)
Loans (paid) received from related parties	-	(10,461)
Net cash flows from financing activities	(9,488)	(31,343)

Net change in cash	27,135	(43,829)
Effects of exchange rates changes on cash	(1,275)	4,412
Cash, beginning of period	14,240	53,657
Cash, end of period	$40,100	$14,240

See note 16 for supplementary cash flow information

The accompanying notes are an integral part of these consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

1	Description of business and organization

a)	Description of business

Ratings Acquisition Corp (Ratings) is a private company incorporated on December 17, 2014 in the Cayman Islands. The subsidiaries consist of DBRS, Inc. (DBRS US), DBRS Limited (DBRS Canada) and DBRS Ratings Limited (DBRS UK) and DBRS Ratings Mexico, Institucion Calificadora de Valores, S.A. de C. (DBRS Mexico). References herein to the Company refer to Ratings and its wholly owned subsidiaries.

Each wholly owned subsidiary is a recognized international full-service rating agency that provides timely and comprehensive rating opinions to the world’s markets. Privately owned and independent, the subsidiaries offer in-depth credit ratings on issuers of commercial paper, bonds, long/short-term debt, and preferred shares, as well as asset-backed securities in the corporate, financial institution, public finance, and structured finance industries. The subsidiaries also offer industry analysis, rating reports, and ratings indices for issuers and investors in North America, Europe, Asia, and Latin America.

All references to $ or dollars are to the currency of Canada unless otherwise indicated. All references to US dollars or US$ are to the currency of the United States unless otherwise indicated. All references to British pounds or £ are to the currency of the United Kingdom unless otherwise indicated.

2	Summary of significant accounting policies

Basis of presentation and principles of consolidation

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP).

The consolidated financial statements include the results and balances of the Company and its wholly owned subsidiaries (DBRS Canada, DBRS US, DBRS UK and DBRS Mexico, AAA UK Acquisition Co Limited., and AAA UK Holding Co Limited.). Intercompany balances and transactions among consolidated entities have been eliminated on consolidation.

The Company’s reporting currency is the Canadian dollar.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Foreign currency translation

The functional currency of the Ratings Acquisition Corp is the US dollar, as the majority of its cash flows are in US dollars. The functional currency of each of the Company’s subsidiaries is typically the primary currency in which each subsidiary operates, which is primarily the Canadian dollar, US dollar, pound sterling or Mexican peso. Foreign currency balance sheets are translated using the period-end exchange rates, and the consolidated statement of operations and comprehensive income (loss) and consolidated statement of cash flows are translated at the average exchange rates for each period. The translation adjustments resulting from the translation of foreign currency financial statements are recorded in accumulated other comprehensive income (loss) in the consolidated statement of financial position.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include: revenue recognition, valuations used when assessing potential impairment of long-lived assets and goodwill, the estimation of the useful life of property and equipment, the liability for employee incentive plans, deferred tax assets, derivative financial instruments, fair value of assets and liabilities acquired in a business acquisition, and valuation of share-based compensation. Estimates and assumptions used are based on factors such as historical experience, the observance of trends in the industries in which the Company operates and information available from the Company’s customers and outside sources. While management applies its judgment based on assumptions believed to be reasonable under the circumstances and at the time, actual results could vary from these assumptions, and estimates may vary depending on the assumptions used. The Company evaluates and updates its assumptions and estimates based on new events occurring, additional information being obtained or more experience being acquired.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and balances with banks. Cash equivalents principally consist of investments, which are highly liquid and have original maturities of three months or less.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Accounts receivable allowance

The Company records an allowance for estimated future credit notes as a reduction of revenue based on management’s best estimate. The estimated amount of uncollectible receivables is recorded as an allowance for bad debts. Credit notes issued for uncollectible amounts are charged against the allowance. The Company evaluates its accounts receivable allowance by reviewing and assessing historical collection and adjustment experience and the current status of customer accounts. The Company also considers the economic environment of the customers, both from an industry and geographic perspective, in evaluating the need for allowances. Based on its analysis, the Company adjusts its allowance as considered appropriate in the circumstances.

Comprehensive income

Comprehensive income represents the change in net assets of a business enterprise during a period due to transactions and other events and circumstances from non-owner sources including foreign currency translation impacts.

Property and equipment - net

Property and equipment are stated cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives. Major improvements are capitalized while expenditures for maintenance and repairs that do not extend the economic useful life of the related assets are expensed when incurred. The amortization rates for property and equipment are as follows:

Computer equipment	3 years
Office equipment	5 years
Leasehold improvements	shorter or useful life or lease term

Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized.

Goodwill is tested for impairment on an annual basis and more often if an event occurs or circumstances change that indicates impairment might exist. The Company tests its goodwill at the appropriate reporting unit level. The Company’s impairment review for goodwill consists of a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount, and if required, followed by a two-step process of determining the fair value of the reporting unit and comparing it to the carrying value of the net assets allocated to the reporting unit. If the two-step goodwill impairment test is required, first, the fair value of the reporting unit is compared with its carrying amount (including goodwill). If the fair value of the reporting unit is less than its carrying amount, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit’s goodwill. Fair value of the reporting unit is determined using a

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Goodwill (continued)

discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying amount, step two does not need to be performed.

The Company will perform its annual impairment review of indefinite-lived intangible assets as at March 1 of every fiscal year or when a triggering event occurs between annual impairment dates. An impairment analysis was performed as of March 1, 2017 and no impairment or triggering events were noted. As at November 30, 2017 no impairment or triggering events were noted.

Other intangible assets, excluding goodwill

Intangible assets, excluding goodwill, consist of definite-lived and indefinite-lived intangible assets. On recognition of an intangible asset, the Company makes a determination as to whether it is indefinite or definite- lived, taking into consideration the expected use of the asset, expiry of agreements, nature of the asset and whether the asset value decreases over time. The Company’s indefinite-lived intangible assets consist of the DBRS trade name in Canada, the United States and Europe (trademark) and definite-lived intangibles assets consist of customer relationships, technology and computer software obtained for internal use.

Indefinite-lived intangible assets are not amortized, are reported at cost less accumulated impairment losses and are tested for impairment at least annually.

The Company will perform its annual impairment review of indefinite-lived intangible assets as at March 1 of every fiscal year or when a triggering event occurs between annual impairment dates. An impairment analysis was performed as of March 1, 2017 and no impairment or triggering events were noted. As at November 30, 2017 no impairment or triggering events were noted.

Definite-lived intangible assets are stated at cost less accumulated amortization and any recognized impairment. Definite-lived intangible assets are amortized on a straight-line basis over their following useful lives:

Customer relationships	4 - 13 years
Technology	6 years
Computer software obtained for internal use	3-5 years

Computer software developed or obtained for internal use

The Company capitalizes costs related to software developed or obtained for internal use. These assets, included in intangibles and goodwill in the balance sheets, relate to the Company’s systems. Such costs generally consist of direct costs of employee compensation, in each case incurred either during the application development stage or in connection with upgrades and enhancements that increase functionality. Such costs are amortized over their estimated useful lives on a straight-line basis. Costs incurred during the preliminary project stage of development as well as maintenance costs are expensed as incurred. Capitalization of costs begin when the preliminary project stage is completed and management

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Computer software developed or obtained for internal use (continued)

authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended.

Impairment of long-lived assets

Long-lived assets, such as property and equipment, investments held at cost and definite-lived intangible assets, are tested for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable (triggering event). If it is determined a triggering event has occurred, an undiscounted cash flow analysis is completed on the affected asset group to determine whether the future expected undiscounted cash flows of an asset group are sufficient to recover the carrying value of the assets. If it is determined that the undiscounted cash flows are insufficient, then the asset group is deemed to be impaired. The fair value of the long-lived assets is estimated primarily using third party appraisals or discounted cash flows, as appropriate. If the fair value of the asset group is less than the carrying amount, an impairment loss is recognized for the difference between the carrying amount and the fair value of the asset group.

Income taxes

The Company uses the asset and liability method whereby income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for accounting purposes as compared to tax purposes. A deferred income tax asset or liability is determined for each temporary difference based on the currently enacted tax rates that are expected to be in effect when the underlying items of income and expense are expected to be realized, except for a portion of earnings related to foreign operations where repatriation is not contemplated in the foreseeable future. Income taxes reported in the consolidated statement of operations and comprehensive loss include the current and deferred portions of the expense. Income taxes applicable to items charged or credited to equity are netted with such items. Changes in deferred income taxes related to a change in tax rates are recognized in the period when the tax rate change is enacted. In addition, the consolidated statement of operations and comprehensive loss contains items that are non-taxable or non-deductible for income tax purposes and, accordingly, may cause the income tax provision to be different from what it would be if based on statutory rates. When considered necessary, the Company records a valuation allowance to reduce deferred tax assets to the balance that is more likely than not to be realized. To determine the valuation allowance, the Company must make estimates and judgments on future taxable income, considering feasible tax planning strategies and taking into account existing facts and circumstances. When the Company determines that the net amount of deferred tax assets could be realized in greater or lesser amounts than recognized, the asset balance and income tax expense reflect the change in the period such determination is made. Due to changes in facts and circumstances and the estimates and judgments that are involved in determining the valuation allowance, future events could result in adjustments to this valuation allowance.

A tax benefit from an uncertain tax position may be recognized in the consolidated financial statements only if it is more likely than not that the position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized on ultimate settlement. Changes in judgment that result in subsequent recognition, de-recognition or a change in measurement of a tax position taken in a

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Income taxes (continued)

prior period (including any related interest and penalties) are recognized as a discrete item in the period in which the change occurs. The Company classifies interest related to unrecognized tax benefits in interest expense in its consolidated statement of operations and comprehensive loss. Penalties, if incurred, would be recognized in in income taxes in the consolidated statement of operations and comprehensive loss. The Company classifies a liability associated with an unrecognized tax benefit as a long-term liability, except for liabilities that are expected to be settled within the next 12 months.

The determination of income tax expense takes into consideration amounts that may be needed to cover exposure for open tax years. The number of tax years that remain open and subject to tax audits varies depending on the tax jurisdiction. A number of years may elapse before an uncertain tax position, for which the Company has unrecognized tax benefits, is audited and resolved. While it is often difficult to predict the final outcome or the timing or resolution of any particular uncertain tax position, the Company believes that its unrecognized tax benefits reflect management’s current estimate of the expected outcomes. Unrecognized tax benefits are adjusted, as well as the related interest and penalties, in light of subsequent changes in facts and circumstances. Settlement of any particular uncertain tax position may require the use of cash. In addition, the resolution of a matter may result in an adjustment to the provision for income taxes, which may impact the effective tax rate in the period of resolution.

Deferred lease inducement and rent expense

The Company records rent expense on a straight-line basis over the life of the lease. In cases where there is a free rent period or future fixed rent escalations the Company will record these items rateably over the term of the lease. Additionally, the receipt of any lease incentives will be recorded as a deferred lease inducement which will be amortized over the lease term as a reduction of rent expense.

Share-based compensation

Ratings maintains several incentive plans under which non-qualified share options, incentive units and restricted stock units (RSUs) may be granted to employees, non-employee directors and management. The Company recognizes shared-based compensation costs for awards granted by the parent to employees of the Company and its subsidiaries. No consideration is provided for the awards and as such is considered a capital contribution. The Company recognizes share-based compensation expense based on the grant date estimated fair value of each award using an estimated expected life, net of estimated forfeitures, over the employee’s requisite service period. For share-based compensation with a service and a performance condition, share-based compensation cost is recognized on a straight-line basis over the vesting periods when it is probable the performance condition will be met.

Pension obligations

The Company operates a defined contribution pension plan. The Company provides no other post-retirement benefits to its employees, including directors. The defined contribution pension plan is privately administrated and the Company pays contributions on a contractual basis. The contributions are recognized as a staff cost as they fall due.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Derivative instruments

The Company recognizes and measures all derivatives as either assets or liabilities at fair value in the consolidated statement of financial position.

The Company has a policy prohibiting speculative trading in derivatives. The Company may enter into derivatives that are not initially designated as hedging instruments for accounting purposes, but which largely offset the economic impact of certain transactions. Gains or losses resulting from changes in the fair value of derivatives are recorded in the consolidated statement of operations and comprehensive loss.

The Company limits its counterparty risk associated with derivative instruments by generally entering into international swaps and derivatives association agreements with its financial institution. The Company continually monitors its positions, and the credit ratings of its counterparties, and adjusts positions if appropriate.

Fair value measurements

•	Fair value hierarchy

Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustment in certain circumstances. These items primarily include: (a) assets acquired and liabilities assumed initially measured at fair value in connection with the application of acquisition accounting; (b) long-lived assets, reporting units with goodwill and intangible assets for which fair value is determined as part of the related impairment tests; and (c) other assets and liabilities included on the balance sheet.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market, or if none exists, the most advantageous market, for the specific asset or liability at the measurement date (the exit price). Valuation techniques used by the Company to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value should be based on assumptions that market participants would use when pricing the asset or liability. The measurement of fair value is based on three levels of inputs, as follows:

•	Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•	Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted market prices for similar assets or liabilities; quoted prices in markets that are not active; or, other inputs that are observable or can be corroborated by observable market date of substantially the full term of the assets or liabilities; and

•	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Fair value measurements (continued)

Assets and liabilities that are measured at fair value are categorized in one of the three levels on the basis of the lowest level input that is significant to its valuation.

•	Fair value of financial assets and liabilities

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable, investments, certain other assets, accounts payable and accrued liabilities, and long-term debt.

Certain derivatives are valued using various pricing models or discounted cash flow analyses that incorporate observable market parameters, such as interest rate yield curves and currency rates, classified as Level 2 within the valuation hierarchy. Derivative valuations incorporate credit risk adjustments that are necessary to reflect the probability of default by the counterparty or the Company.

The carrying amounts for cash and equivalents, accounts receivable and accounts payable and accrued liabilities approximate fair value based on the short-term nature of these accounts.

The fair value of the investments is not readily determinable as these are investments in private entities classified as Level 3 inputs within the fair value hierarchy.

The fair value of the Company’s long-term debt is measured using quoted offer-side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk. For long-term debt measurements, where the rates are not currently observable in publicly traded debt markets of similar terms to companies with comparable credit, the Company uses market interest rates and adjusts that rate for all necessary risks, including its own credit risk. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long-term debt offered by the Company, and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. Fair values of variable rate term debt are classified as Level 2 inputs within the fair value hierarchy.

Contingencies

The Company evaluates the need for loss accruals under the requirements of Topic 450 of the FASB ASC – Contingencies. Certain conditions may exist which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Contingencies (continued)

contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed. Contingencies are disclosed in Note 17.

Employee incentive plans

The Company has a certain cash settled long-term incentive plan for certain eligible employees recorded as a liability in the consolidated statement of financial position. Employee incentive plans are recognized as a compensation cost over the vesting period as defined by the incentive plans. Adjustments are made to the long-term incentive amount based on the fair value calculated at each measurement date, resulting in the measure of compensation recorded as salary and benefits in the consolidated statement of operations and comprehensive income (loss).

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the services have been provided and accepted by the client, fees are determinable and the collection of resulting receivables is considered probable.

Revenue attributed to initial ratings of securities is recognized when the rating is issued. Revenue attributed to new issuer fees are recognized upon execution of the engagement letter. Maintenance/ surveillance revenue attributed to monitoring of issuers or issued securities is recognized over the period in which the monitoring is performed. Revenue from the sale of research products and from credit risk management subscriptions is recognized over the related subscription period.

Pursuant to the guidance in ASC 605-25, “Multiple-Element Arrangements” (“ASC 605-25”), when a sales arrangement contains multiple deliverables, the Company allocates revenue to each deliverable based on its relative selling price which is determined based on its vendor specific objective evidence (“VSOE”) if available, third party evidence (“TPE”) if VSOE of selling price is not available, or estimated selling price (“ESP”) if neither VSOE nor TPE is available.

The Company’s products and services qualify as separate units of accounting under ASC 605-25. The Company evaluates each deliverable in an arrangement to determine whether it represents a separate unit of accounting. A deliverable constitutes a separate unit of accounting when it has stand-alone value to the customers and if the arrangement includes a customer refund or returns right relative to the delivered item, and the delivery and

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Revenue recognition (continued)

performance of the undelivered item is considered probable and substantially in the Company’s control. In instances where the aforementioned criteria are not met, the deliverable is combined with the undelivered items and revenue recognition is determined as one single unit.

Amounts billed in advance such as for maintenance/ surveillance and subscription services, are reflected on the balance sheet as deferred revenue and classified as current when they are expected to be recognized within one year of the balance sheet date. Fees that are not expected to be recognized within one year are classified as long-term. Volume based fees for ratings for single purpose vehicles that issue Commercial Papers are calculated as a percentage of the outstanding security, and billed quarterly or annually in arrears. Furthermore, for certain annual monitoring services, fees are not invoiced until the end of the annual monitoring period. Revenue is accrued over the monitoring period.

Newly released accounting standards not yet adopted

In May 2014, the Financial Accounting Standard Board issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfil a contract. ASU 2014-09 is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently evaluating the effect that this pronouncement will have on its financial statements and related disclosures.

In November 2015, the Financial Accounting Standard Board issued a new leasing standard where non-public companies will be required to apply for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. For non-public calendar year-end companies, this means an adoption date of January 1, 2020 and retrospective application to previously issued annual financial statements for 2019 and 2018. The Company is currently evaluating the effect that this pronouncement will have on its financial statements and related disclosures.

On January 26, 2017, the Financial Accounting Standard Board issued guidance to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The revised guidance will be applied prospectively, and is effective for calendar year-end SEC filers in 2020. Other public business entities will have an additional year. All other entities that have not elected the private Company goodwill alternative are required to adopt in 2022.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

2	Summary of significant accounting policies (continued)

Newly released accounting standards not yet adopted (continued)

In January 2016, the FASB issued ASU 2016-01, which eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments and requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements. The amendments are effective for non-public entities are effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. All entities that are not public business entities may adopt the amendments in this update earlier as of the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. No other early adoption is permitted. The Company is currently assessing the impact the adoption of this standard will have on the Company’s financial position and its related disclosures.

In August 2016, the FASB issued ASU 2016-15, which affects all entities that are required to present a statement of cash flows under Topic 230. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. For non-public entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The amendments in this update should be applied using a retrospective transition method to each period presented. Early adoption is permitted, including adoption in an interim period. The Company is currently assessing the impact the adoption of this standard will have on the Company’s disclosures.

In August 2014, the FASB issued ASU 2014-15, which provides guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. This standard is effective for all entities for fiscal years and interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company is currently assessing the impact the adoption of this standard will have on the Company’s results of operations, financial position, and its related disclosures.

In November 2015, the FASB issued ASU 2015-17, which simplifies the presentation of deferred income taxes, the amendments in this update require that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. For non-public entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

3	Accounts receivable - net

Accounts receivable as at November 30, 2017 consist of the following balances:

	As at November 30, 2017	As at November 30, 2016

Trade receivables	$32,376	$28,861
Other receivables	142	940
Less: Allowance for doubtful accounts	(50)	(34)
	$32,468	$29,767

4	Property and equipment - net

Property and equipment, net as at November 30, 2017 consists of the following:

			November 30,	November 30,
		Accumulated	2017 Net Book	2016 Net Book
	Cost	Amortization	Value	Value

Computer equipment	$1,746	$1,270	$476	$655
Office equipment	1,756	549	1,207	737
Telephone system	856	439	417	462
Leasehold improvements	9,596	2,671	6,925	5,863
	$13,954	$4,929	$9,025	$7,717

Amortization expense on property and equipment of $2,176 for the period (2016 - $2,192) was recorded in amortization expense in the consolidated statement of operations and comprehensive income (loss). Amortization is recognized on a straight line basis over the life of the asset.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

5	Intangible assets - net including goodwill

Intangible assets as at November 30, 2017 consist of the following:

			November 30,	November 30,
		Accumulated	2017 Net Book	2016 Net Book	Weighted
	Cost	Amortization	Value	Value	average life

Definite-lived intangible assets:
Customer relationships	$276,308	$69,326	$206,982	$233,769	8.5
Technology	25,150	11,527	13,623	18,001	6
Computer software obtained for internal use	6,346	2,151	4,195	2,705	3 - 5
Indefinite-lived intangible assets:
Trademarks	99,682	-	99,682	101,930
Goodwill	298,322		298,322	303,399
	$705,808	$83,004	$622,804	$659,804

Amortization expense on definite-lived intangible assets of $30,587 for the period (2016 - $29,778) was recorded in amortization expense in the consolidated statement of operations and comprehensive income (loss). Amortization is recognized on a straight line basis over the life of the asset.

The changes in the carrying amount of goodwill in total are summarized as follows:

Balance- November 30, 2016	$303,399
Foreign Exchange	(5,077)
Balance- November 30, 2017	$298,322

Amortization of the intangible assets are as follows:

Year ending November 30,
2018	$30,717
2019	29,497
2020	29,267
2021	27,816
2022	24,453
Thereafter	83,051
$224,801

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

6	Long-term debt

Long-term debt as at November 30, 2017 consists of the following:

	2017	2016
Secured term loan facility	$282,304	$297,107
Less: Debt issuance costs	1,981	6,200
	280,323	290,907
Less: Current portion	2,902	3,022
	$277,421	$287,885

On March 4, 2015, DBRS Canada and DBRS US, as co-borrowers entered into a credit agreement with Credit Suisse AG (credit agreement), which provides for a term loan with a principal amount of US$225 million under a secured term loan facility (term loan) and a revolver facility (revolver) of up to US$40 million. The US$225 million term loan has been allocated US$125 million to DBRS Canada and US$100 million to DBRS US, respectively.

The term loan matures on March 4, 2022 where the principal amounts amortize in quarterly instalments, with the balance due at the maturity date. Interest accrues at a rate of LIBOR plus 5.25% per annum on the term loan. Early prepayments can be made on the term loan at no penalty, provided the payments are made after the 12-month anniversary of the closing date of the credit agreement. Interest expense of $18.5 million (2016 - $22.5 million) was recorded related to the term loan for the period.

The revolver matures on March 4, 2020 and accrues interest at a rate of LIBOR plus 4.50% or 5.00% annually, depending on certain leverage ratios. Interest expense of $150 thousand (2016 - $1 million) was recorded related to the revolver for period.

Also included in the credit agreement is a swing-line facility of US$10 million, which was not utilized at November 30, 2017. The fair value of long-term debt as at November 30, 2017 approximates its book value.

Covenants

The credit agreement contains a number of affirmative and negative covenants that, among other things, limit or restrict the ability to incur additional indebtedness and liens, sell assets, fundamentally change business models, acquire other companies, or make certain investments. The credit agreement requires the maintenance of one financial ratio.

Senior secured first lien net leverage ratio means, as of any date of determination, the ratio, on a pro forma basis, of: (i) consolidated senior secured first lien indebtedness as of such date to; (ii) consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the most recently completed test period.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

6	Long-term debt (continued)

If the sum of the aggregate principal amount of the revolver outstanding at the end of the period plus the aggregate principal amount of swing-line loans then outstanding exceeds 30.0% of the aggregate principal amount of revolving commitment then the senior secured first lien net leverage ratio is not permitted to exceed 7.25:1 until May 31, 2016 and 7.00:1 thereafter. As at November 30, 2017, the Company was in compliance with all covenants of the credit agreement.

Deferred financing costs

In connection with the credit agreement, the Company incurred US$10.6 million of deferred financing costs that was recorded as a direct reduction against the term loan and is being amortized over the term of the loan into interest expense using the interest rate method. The amortization of deferred financing costs included in interest expense was $3.8 million for the period ending November 30, 2017 (2016 - $4.0 million).

Maturities

The aggregate maturities of long-term debt as at November 30, 2017 are as follows:

2018	$2,902
2019	5,078
2020	5,804
2021	5,804
2022	262,716
282,304
Less deferred financing fees	(1,981)
$280,323

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

7	Income taxes

The tax-effected temporary differences, which gave rise to deferred tax assets and liabilities as at November 30, 2017, consisted of the following:

Deferred tax assets	2017	2016
Current:
Temporary differences related to:
Lease abandonment costs	$-	$184
Net operating loss carry forwards	-	2,229
Ontario minimum tax	-	613
Deferred lease inducement and deferred revenue	253	2
Accelerated capital allowances	100	7
Employee Incentive Plans	-	53
Other	102	62
	$455	$3,150
Long term:
Temporary differences related to:
Tax depreciation in excess of accounting depreciation on property and equipment	$153	$432
Net operating loss carry forwards	3,132	5,253
Finance costs	768	593
Net capital losses	120	-
Deferred lease inducement and deferred revenue
	5,078	4,024
AMT Credit Carryforwards	219	-
	$9,470	$10,302

Deferred tax liabilities
Current:
Temporary differences related to:
Employee incentive plans	$-	$934
Accrued interest	-	9
	$-	$943

Long term:
Temporary differences related to:
Tax depreciation in excess of accounting depreciation on property and equipment	$458	$300
Intangible assets	91,447	100,954
Unrealized gain on swap	339	437
Tax reserve	1,385	1,421
Unrealized loss	562	607
Other	11	13
	$94,202	$103,732

Net Deferred Tax Liability	$84,277	$91,223

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

7	Income taxes (continued)

Income tax expense for the period comprises the following:

	2017	2016
	$	$

Current tax provision:
DBRS Canada	7,046	3,227
DBRS US	326	114
	$7,372	$3,341

Deferred tax provision:
DBRS Canada	(5,243)	(3,124)
DBRS US	(212)	(12,344)
DBRS UK	(164)	956
AAA UK Acquisition Co. Limited	(33)	-
	$(5,652)	$(14,512)

DBRS UK had trade loss carry-forwards of £8,133 as at November 30, 2017 (2016 - £10,250). These losses are not subject to expiry.

As at November 30, 2017, the Company had $2,672 (2016 - $2,780) of uncertain tax positions (UTPs). The Company classifies interest related to UTPs in interest expense in its consolidated statement of operations and comprehensive loss. Penalties, if incurred, would be recognized in other non-operating expenses. During the period to November 30, 2017, the amount of net interest accrued for UTPs was $92 (2016 - $152). As at November 30, 2017, the amount of accrued interest recorded in the Company’s consolidated statement of financial position related to UTPs was $358 (2016 - $266).

A reconciliation of the beginning and ending amount of UTPs is as follows:

	2017	2016
	$	$

Balance - Beginning of period	2,780	2,628
Interest accrued	92	152
Foreign exchange	(200)	-
Balance - End of period	$2,672	$2,780

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

7	Income taxes (continued)

The Company’s subsidiaries are subject to Canadian income tax, US federal and state income tax as well as income tax in the United Kingdom. Tax filings in Canada and the US since 2011 remain open to examination. Tax filings in the UK since 2012 remain open to examination.

It is also possible that new issues might be raised by tax authorities which might necessitate increases to the balance of UTPs. As the Company is unable to predict the timing or conclusion of these audits, the Company is unable to estimate the amount of changes to the balance of UTPs at this time. However, the Company believes it has adequately provided for its financial exposure for all open tax years by tax jurisdiction.

A reconciliation of the statutory tax rate to the Company’s effective tax rate on income before provision for income taxes is as follows:

	For the period from	For the period from
	December 1, 2016 to	December 1, 2015 to
	November 30, 2017	November 30, 2016

Statutory Rate	19.33%	20.00%

Difference between local and foreign tax rates	7.46%	16.42%
Non deductible expenses	4.96%	(1.60%)
Change in tax rate	10.44%	6.17%
Timing differences with respect to losses	-	(9.40%)
Current tax true up	(1.44%)	(0.32%)
Deferred tax true up	(5.81%)	(0.01%)
Non taxable portion of gains and losses	(2.13%)	(0.17%)
Non qualifying depreciation	-	2.03%
Unrecorded temporary differences	(8.42%)	(0.17%)
Other	3.33%	(1.38%)
	27.71%	31.57%

8	Employee incentive plan

	2017	2016

Bonus payable (short term incentive plan)	$27,513	$18,074
Long term incentive plan	724	809
	$28,237	$18,883

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

8	Employee incentive plan (continued)

Effective December 1, 2013, the predecessor Company, DBRS Holdings Limited, established a cash settled long-term incentive plan (the 2014 LTIP) for eligible employees of DBRS Canada, DBRS US and DBRS UK, subsidiaries of the Company. The 2014 LTIP awards were granted in early 2014 and vest evenly over a three-year term. $724 were accrued as of November 30, 2017 (2016 - $809) and were paid in January 2018. The Company records a liability as the awards vest, no further awards will be granted under the 2014 LTIP.

9	Other liabilities

Other liabilities consists of the following balances:

Current:	2017	2016

Lease abandonment payable	-	478
Deferred lease inducement	1,584	647
	$1,584	$1,125

Long Term:

Deferred lease inducement	1,471	2,005
	$1,471	$2,005

10	Capital stock and mezzanine equity

Authorized

Unlimited common shares

Unlimited Class A preferred shares

Issued

	2017		2016
	Shares	Amount($)	Shares	Amount($)

Balance - Beginning of period	24,950,210	197,972	20,633,508	206,335
Shares issued	-	-	4,316,702	34,251
Return of capital	-	-	-	(42,614)
Balance - End of period	24,950,210	$197,972	24,950,210	$197,972

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

10	Capital Stock and Mezzanine Equity (continued)

Holders of common shares are entitled to one vote per share, and to receive dividends and, on liquidation or dissolution, are entitled to receive all assets available for distribution to shareholders. The holders have no pre-emptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common shares are subordinate to the Class A preferred shares below with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company.

Class A preferred shares

	2017		2016
	Shares	Amount $	Shares	Amount $

Balance - Beginning of period	91,038,876	91,039	100,000,000	100,000
Shares redeemed	(5,259,988)	(5,260)	(8,961,124)	(8,961)
Balance - End of period	85,778,888	$85,779	91,038,876	$91,039

In connection with the transactions, 100,000,000 Class A cumulative compounding perpetual voting preferred shares were issued at a total purchase price of $100 million or $1.00 per share (the Purchase Price). No issuance costs were incurred.

The Class A preferred shares will accrue an annual dividend of 6.0% until March 4, 2022, at which point the dividend will increase by 100 basis points to a maximum of 8.0% as at March 4, 2024. The dividend is only payable upon approval by the Board, or when a liquidity event occurs. The annual dividend will accrue on a daily basis on the sum of the value of the shares plus all accrued dividends, whether or not there are funds legally available for the payment of dividends. All accrued dividends accumulate and compound on a quarterly basis.

All outstanding Class A preferred shares are mandatorily redeemable in the event of liquidity or the option of the Company in whole or in part subject to certain restrictions. Liquidity events are events that result in significant changes to the ownership of the Company. During the year ended November 30, 2016 the Company agreed to redeem an agreed amount of Class A preferred shares based on a pre-set schedule, assuming the Company meets certain criteria at each repayment date. The agreement continues indefinitely, and is subject to certain restrictions, including ensuring the redemption does not cause a violation of any debt covenants. Assuming the Company in compliance with all covenants, the Company would be required to pay approx. 6% of the face value of the preferred shares per year.

Holders of the Class A preferred shares have voting rights equal to 10.1% of the issued voting share capital of the Company. Except as otherwise provided holders of the preferred shares and common shares vote together as a single class.

The Class A preferred shares are presented outside of permanent equity and are measured at their redemption amount. The liquidation value is $100 million.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

11	Treasury shares

Treasury shares of 803,303 shares were repurchased at a premium in 2017 (2016: nil) and of those, 600,000 were reissued for a net cash outlay of $571.

12	Share-based compensation

Ratings Acquisition Corp. 2015 Stock Option and Restricted Stock Unit Plan

On March 4, 2015, and restated as at March 31, 2015, the Board of Directors approved the Ratings Acquisition Corp. 2015 Stock Option and Restricted Stock Unit Plan (2015 plan) granted to certain employees and directors of the Company.

As part of the 2015 plan, there were 708,943 options authorized and granted as of November 30, 2017, whereas each option can be exercised, once vested, for one common share. The exercise price is equal to the fair value of a common share on the grant date and the term of the options shall commence on the grant date and expire on the tenth anniversary thereof, unless the options shall have been earlier terminated in accordance with the terms of the 2015 plan.

Options granted include a service component as well as a performance component. The service component vests in five equal instalments annually on each of the first five anniversaries of the grant date. The performance component vests pursuant to the achievement of certain performance conditions and is expensed based on a graded vesting schedule if performance conditions are met. The performance condition would mean any event such as a change of control or an Initial Public Offering. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

During the operating year, 88,000 additional options were granted and 3,333 options were forfeited. No options were exercised during the period. As at November 30, 2017 there were 708,943 options outstanding.

The following table summarizes the options outstanding under the 2017 plan:

	Number of options	Weigted average exercise price $
Oustanding- Beginning of period	624,276	7.93
Granted	88,000	9.08
Vested and settled	-	-
Forefeited	(3,333)	7.93
Outstanding- End of period	708,943	8.07

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

12	Share-based compensation (continued)

The following table summarizes the RSUs outstanding under the 2016 plan:

	Number of options	Weigted average exercise price $
Oustanding- Beginning of period	-	-
Granted	310,238	9.67
Vested and settled	-	-
Forefeited	-	-
RSU's- End of period	310,238	9.67

Ratings Acquisition Corp. 2015 Incentive Share Plan

On March 4, 2015, and restated as at March 31, 2015, the Board of Directors approved the 2015 Incentive Share Plan (2015 Incentive Plan) granted to certain employees of the Company.

As part of the 2015 Incentive Plan, there were 1,842,981 Class A incentive shares authorized to be granted.

The Class A incentive shares granted include a service component as well as a performance component. The service component vests in five equal instalments annually on each of the first five anniversaries of the grant date. The performance component vests pursuant to the achievement of certain performance conditions and is expensed based on a graded vesting schedule if performance conditions are met. The performance condition would mean any event such as a change of control or an Initial Public Offering. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

The Company granted an additional 230,441 Class A incentive shares during the period. During the period 718,047 shares were forfeited and none have vested or settled. At November 30, 2017 1,842,981 Class A incentive shares were outstanding.

The Company recorded stock-based compensation expense of $nil for the period of December 1, 2016 to November 30, 2017 ($nil for the period of December 1, 2015 to November 30, 2016) since the performance event is not probable. The compensation cost will only be recorded if a liquidity event is deemed probable.

13	Financial instruments

Cross currency interest rate swap

The Company entered into a cross currency interest rate swap with Credit Suisse International to manage its exposure related to changes in interest rates on $198 million of variable rate debt instruments most particularly the US$225 million variable rate LIBOR debt entered into to finance the Transaction (note 6). The cross-currency interest rate swap had a notional amount totalling US$158 million and matures on February 2020. The fair value of the interest rate swap as

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

13	Financial instruments (continued)

Cross currency interest rate swap (continued)

at November 30, 2017 is an asset of $2,962 (2016 - $8,000) and is recorded in other assets in the consolidated statement of financial position. The fair value of the interest rate agreement was calculated using a net present value of future discounted cash flows using the following significant inputs: the term of the swap, the notional amount of the swap, discount rates interpolated based on relevant swap curves, the rate on the fixed leg of the swap and a Level 2 input.

By effectively converting the interest rates from variable to fixed, the Company has eliminated the volatility.

Credit risk

The Company is exposed to credit risk resulting from the possibility counterparties may default on their financial obligations. Financial instruments that potentially subject the Company to credit risk principally consist of cash and cash equivalents, restricted cash, accounts receivable and derivative instruments. The Company manages its credit risk exposure on cash and cash equivalents by allocating its cash equivalents among various high grade term deposits and money market mutual funds. Credit risk on accounts receivable is managed through credit management procedures in place to ensure clients are creditworthy and to mitigate the risk to any one party and to the aggregate balance. Management does not estimate the Company has any significant credit risk with respect to any single client. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering into transactions with high quality counterparties. The derivative instruments entered into by the Company do not contain credit risk related contingent features.

14	Comprehensive income

Comprehensive income includes all changes in equity during the period, except those resulting from transactions with shareholders. Comprehensive income is comprised of net income and other comprehensive income. Accumulated other comprehensive income reported on the consolidated statement of financial position consists of foreign currency translation adjustments.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

15	Commitments

The minimum lease payments under operating leases are as follows:

2018	$5,845
2019	5,805
2020	5,861
2021	5,618
2022	4,518
Thereafter	32,363
$60,010

The Company, in support of the lease commitments, had issued letters of credit in the amount of $2.0 million at November 30, 2016, which expired July 31, 2017, as security deposits on the leased office spaces. There are no letters of credit outstanding as at November 30, 2017.

16	Supplemental cash flow information

	2017	2016

Income taxes paid - DBRS Canada	$5,173	$820
Income taxes paid - DBRS US	410	-
Interest paid on debt - DBRS Canada	10,250	12,828
Interest paid on debt - DBRS US	10,038	10,739
	$25,871	$24,387

17	Contingencies

DBRS Group is not involved in any legal proceedings which are expected to have a material effect on its business, financial position, results of operations or liquidity, nor is DBRS Group aware of any proceedings that are pending or threatened which may have a material effect on the business, financial position, and results of operations or liquidity.

18	Subsequent events

We have considered all subsequent events through April 13, 2018 the date the financial statements were available for issuance.

On December 13, 2017, DBRS Limited sold its 16% stake in ICR for $921,384 (US$720,000). A gain on sale was recorded in 2018.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

November 30, 2017

18	Subsequent events (continued)

On December 22, 2017 the United States Tax Reform bill was enacted, with certain provisions effective January 1, 2018.  Management is currently assessing the impact of this enacted bill on its financial statements for the fiscal year ending November 30, 2018.

On January 24, 2018, AAA UK Acquisition Co. Limited incorporated an entity in Germany named DBRS Ratings GmbH.

19	Changes to prior year comparatives

Prior year comparatives have been restated to conform to the current year presentation. The only changes are the inclusion of additional sub-categories of disclosure as management are of the view that this further detail will provide greater clarity to the users of the financial statements. The following financial statement lines were impacted:

Balance Sheet

•         Property, plant, and equipment

•         Intangible assets

Statement of Cash Flows

•         Amortization of deferred financing fees

•         Purchase of property, plant, and equipment

•         Purchase of intangible assets